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                                                                EXHIBIT (P)(11)

                    CODE OF ETHICS FOR EARNEST PARTNERS, LLC

I.  STATEMENT OF GENERAL PRINCIPLES

It is the policy of EARNEST Partners, LLC ("EARNEST") that:

         A. With respect to the personal investment activities of access persons (as defined herein), it is the duty of access persons at all times to place the interests of the clients (as defined herein) first.

         B. All personal securities transactions of access persons be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any access person's or any advisory person's (as defined herein) position of trust and responsibility.

         C. Access persons should not take inappropriate advantage of their positions with respect to their personal investment activities.

II.  DEFINITIONS

For purposes of this Code of Ethics, the following definitions shall apply:

1. The term "access person" shall mean any director, officer, general partner or advisory person (as defined below) of EARNEST.

2. The term "advisory person" shall mean (i) every employee of EARNEST (or of any company in a control relationship to EARNEST) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below) by a client, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to EARNEST who obtains information concerning recommendations made to a client with regard to the purchase or sale of a security.

3. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a) (2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a) (2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a security.

4. The term "control" shall mean the power to exercise a controlling influence over the management or policies of EARNEST, unless such power is solely the result of an official position with EARNEST, all as determined in accordance with Section 2 (a) (9) of the Investment Company Act of 1940, as amended (the "1940 Act").

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5.   The term "client" shall mean an entity (natural person, corporation, investment company or other legal structure having the power to enter into legal contracts) for whom or which EARNEST serves as an "investment adviser" within the meaning of Section 202(a)(11) of the Investment Advisers Act of 1940, as amended, which has entered into a contract with EARNEST to receive investment management services.

6. The term "investment company" shall mean a management investment company registered as such under the 1940 Act, which is a client of EARNEST.

7. The term "investment personnel" shall mean (i) any employee of EARNEST (or of any company in a control relationship to EARNEST) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a client; and (ii) any natural person who controls EARNEST and who obtains information concerning recommendations made to a client regarding the purchase or sale of securities by such client.

8. The term "material non-public information" with respect to a client shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

9. The term "purchase" shall include the writing of an option to purchase a security.

10. The term "Review Officer" shall mean the officer or employee designated from time to time by EARNEST to receive and review reports of purchases and sales by access persons. The term "Alternate Review Officer" shall mean the officer of EARNEST designated from time to time to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer.

11. The term "sale" shall include the writing of an option to sell a security.

12.  The term "security" shall have the meaning set forth in Section 2 (a)
     (36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, securities issued by the United States government, short-term securities which are "government securities" within the meaning of Section 2 (a) (16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated from time to time by EARNEST.

III.  LEGAL REQUIREMENTS

Section 17(j) of the 1940 Act, provides, among other things, that it is unlawful for any affiliated person of EARNEST to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by a client, which is an investment company, in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent,

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deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which states that it is unlawful for any affiliated person of EARNEST in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired (as defined in the Rule) by a client:

         (i) to employ any device, scheme or artifice to defraud a client, which is an investment company;

         (ii) to make to a client, which is an investment company, any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

         (iii) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client, which is an investment company; or

         (iv) to engage in any manipulative practice with respect to a client, which is an investment company.


IV.  SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING ACTIVITIES

A.  Prohibited Activities

While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities:

1. Except in a transaction exempted by Section IV.B. of this Code of Ethics, no ACCESS PERSON shall, directly or indirectly, purchase or sell securities in any way that would compete in the market with actual or considered securities transactions for any client, or otherwise personally act to injure any client's securities transactions;

2. No ACCESS PERSON shall use the knowledge of securities purchased or sold by any client or securities being considered for purchase or sale by any client to profit personally, directly or indirectly, by the market effect of such transactions;

3. No ACCESS PERSON shall, directly or indirectly, communicate to any person who is not an access person any material non-public information relating to any client or any issuer of any security owned by any client, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf of any client, except to the extent necessary to effectuate securities transactions on behalf of the client;

4. Except in a transaction exempted by Section IV.B. of this Code of Ethics, no ACCESS PERSON shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which EARNEST has a pending "buy" or "sell" order in the same security

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until that order is executed or withdrawn;

5. No ACCESS PERSON shall accept any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of a client;

6. No INVESTMENT PERSONNEL shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the Chief Executive Officer of EARNEST that the board service would be consistent with the interests of clients;

7. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security sold in an initial public offering of an issuer without obtaining prior written approval from the Review Officer; and

8. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security issued pursuant to a private placement without obtaining prior written approval from the Review Officer. Investment personnel who have been authorized to acquire securities in a private placement must disclose such investment when they are involved in a client's subsequent consideration of an investment in the issuer. In such circumstances, the client's decision to purchase securities of the issuer must be independently reviewed by investment personnel with no personal interest in the issuer.

B. Exempt Transactions and Conduct

This Code of Ethics shall not be deemed to be violated by any of the following transactions:

1. Purchases or sales for an account over which the access person has no direct or indirect influence or control;

2. Purchases or sales which are non-volitional on the part of the access person;

3. Purchases which are part of an automatic dividend reinvestment plan;

4. Purchases made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the access person from the issuer, and sales of such rights so acquired;

5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

6. Purchases or sales for which the access person has received prior written approval from the Review Officer. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics and Section 17(j) of the 1940 Act and rules thereunder; and

7. Purchases or sales of securities with prior written approval of the Head Trader and

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Review Officer that meet the following requirements and thus qualify as a de minimis transaction: 1) 5,000 or fewer shares traded and 2) security market capitalization of greater than $1 billion. As an additional requirement, no more than one de minimis exemption per security per individual can be claimed during a 30-day period.

V.  COMPLIANCE PROCEDURES

A.  Records of Securities Transactions

Upon the written request of the Review Officer, access persons are required to direct their brokers to supply to EARNEST on a timely basis duplicate copies of broker trade confirmations of all securities transactions and/or account statements for all securities accounts in which the access person has a beneficial ownership interest.

B.  Quarterly Reporting Requirements

1. Each ACCESS PERSON shall submit to the Review Officer a report which shall set forth at least the information described in subparagraph 2 of this Section V.B. as to all securities transactions during each quarterly period, in which such access person has, or by reason of such transactions acquires or disposes of, any direct or indirect beneficial ownership of a security.

2. Every report shall be made not later than ten (10) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected and shall contain the following information:

      (1) the date of each transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security involved;

      (2) the nature of each transaction (i.e., purchase, sale or any other type of acquisition or disposition);

      (3) the price of the security at which each transaction was effected;

      (4) the name of the broker, dealer or bank with or through whom each transaction was effected; and

      (5) the date that the report is submitted by the access person.

If no transactions in any securities required to be reported were effected during a quarterly period by an access person, such access person shall submit to the Review Officer a report within the time-frame specified above stating that no reportable securities transaction were effected.

3. Each ACCESS PERSON shall submit to the Review Officer a report which shall set forth new brokerage accounts established during each quarterly period. Every report shall

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be made not later than ten (10) days after the end of each calendar quarter in which the account(s) was established and shall contain the following information:

      (1) the name of the broker, dealer or bank with whom the access person established the account;

      (2) the date the account was established; and

      (3) the date that the report is submitted by the access person.

4. Every report concerning a securities transaction prohibited under the Statement of General Principles or Prohibited Activities set forth in Sections I or IV.A., respectively, with respect to which the reporting person relies upon the exceptions provided in Section IV.B shall contain a brief statement of the exemption relied upon and the circumstances of the transactions.

C.  Disclosure of Personal Holdings

1. Each ACCESS PERSON shall submit to EARNEST an initial holdings report no later than 10 days after the person becomes an ACCESS PERSON which contains the following information:

      (i) The title, number of shares and principal amount of each security in which the ACCESS PERSON had any direct or indirect beneficial ownership when the person became an ACCESS PERSON;

      (ii) The name of any broker, dealer of bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are excepted from the definition of securities in Section II.12.) were held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON; and

      (iii) the date the report is submitted by the ACCESS PERSON.


2. Each ACCESS PERSON shall submit to EARNEST an annual holdings report which contains the following information (with such information current as of a date no more than 30 days before the report is submitted):

         (i) The title, number of shares and principal amount of each security in which the ACCESS PERSON had any direct or indirect beneficial ownership;

         (ii) The name of any broker, dealer of bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are excepted from the definition of securities in
         Section II.12.) were held for the direct or indirect benefit of the ACCESS PERSON; and


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         (iii) The date the report is submitted by the ACCESS PERSON.

D.  Review of Reports

1. At the end of each calendar quarter, the Review Officer shall prepare a summary of all transactions by access persons during the prior quarter.

2. The Review Officer or the Alternate Review Officer shall compare all reported personal securities transaction with completed and contemplated portfolio transactions of the client to determine whether a violation of this Code of Ethics may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

3. If the Review Officer determines that a violation of this Code of Ethics has or may have occurred, he shall submit a written determination, together with the related report by the ACCESS PERSON and any additional explanatory material provided by the access person, to EARNEST's Chief Executive Officer.

E.  Annual Certification of Compliance

All ACCESS PERSONS shall certify annually that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto,
(ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal securities transactions, holdings and accounts which are required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

F.  Joint Participation

ACCESS PERSONS should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an Investment Company is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

G.   Annual Review by Chief Executive Officer and/or Board

Each year the Review Officer shall prepare an annual report to the Chief Executive Officer and/or Board that: (1) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year; (2) identifies any violations requiring significant remedial action during the past year; and (3) identifies any recommended changes in existing restrictions or procedures based upon EARNEST's experience under the Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.

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VI.  SANCTIONS

Upon discovering a violation of this Code of Ethics, EARNEST shall impose any sanctions that it may deem appropriate under the circumstances, which may include, but is not limited to, removal, suspension or demotion from office, imposition of a fine, a letter of censure and/or restitution to the affected client of an amount equal to the advantage the offending person shall have gained by reason of such violation.

VII.  RECORDKEEPING REQUIREMENTS

EARNEST shall maintain and preserve in an easily accessible place:

         a.  A copy of the Code of Ethics (and any prior code of ethics that
         was in effect at    any time during the past five years) for a period
         of five years;

         b. A record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

         c. A copy of each report made by an access person, including any information submitted pursuant to Rule 17j-1(d)(2)(v) of the 1940 Act, for a period of five years after the end of the fiscal year in which the report is made or the other information provided (only those reports and information submitted during the previous two years must be maintained and preserved in an easily accessible place);

         d. A list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics;

         e. The names of each person who is serving or who has served as Review Officer or Alternate Review Officer within the past five years; and

         f. A copy of each report submitted to the Chief Executive Officer and/or Board of EARNEST for a period of five years after the end of the fiscal year in which the report was made (only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place).

EARNEST shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities in an initial public offering and/or private placement for a period of five years after the end of the fiscal year in which the approval was granted.

VIII.  MISCELLANEOUS

EARNEST shall identify all persons who are considered to be "access persons," inform such persons of their respective duties and provide such persons with copies of this Code of Ethics.

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                            EARNEST PARTNERS, LLC

                      ANNUAL CERTIFICATION OF COMPLIANCE

I _________________________, have read and understand this Code of Ethics and have complied with the requirements and have disclosed or reported all personal securities transactions, holdings and accounts which are required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

Date:                                      Signature:
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